                                                                     EXHIBIT 3.1


                              CERTIFICATE OF MERGER

                                       OF

                              ARCH 382 CORPORATION
                            (A DELAWARE CORPORATION)

                                      INTO

                               ARCH WIRELESS, INC.
                            (A DELAWARE CORPORATION)

      Arch Wireless, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                   Name                        State of Incorporation
                   ----                        ----------------------
           Arch 382 Corporation                       Delaware
            Arch Wireless, Inc.                       Delaware

      SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

      THIRD: That the name of the surviving corporation of the merger is Arch Wireless, Inc.

      FOURTH: That the Restated Certificate of Incorporation of Arch Wireless, Inc., a Delaware corporation which will survive the merger, shall be the Restated Certificate of Incorporation of the surviving corporation, except that, pursuant to the terms of the Agreement and Plan of Merger, the Restated Certificate of Incorporation of the surviving corporation shall be amended by deleting Article FOURTH thereof in its entirety and inserting in lieu thereof the text set forth on Exhibit A attached hereto.

      FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581.

      SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation upon request and without cost to any stockholder of any constituent corporation.

      SEVENTH: That this Certificate of Merger shall be effective at 5:30 P.M. on June 13, 2003.

      IN WITNESS WHEREOF, Arch Wireless, Inc. has caused this Certificate of Merger to be executed by its Vice President and Treasurer and attested by its Secretary this 12th day of June 2003.

                                        ARCH WIRELESS, INC.
                                        (a Delaware corporation)



                                        By:    /S/   GERALD J. CIMMINO
                                            --------------------------
                                        Name:     Gerald J. Cimmino
                                        Title:    Vice President and Treasurer
Dated: June 12, 2003


ATTEST:

By:    /S/   PATRICIA A. GRAY
    -------------------------
Name:     Patricia A. Gray
Title:    Secretary

                                                                       EXHIBIT A

         AMENDED ARTICLE FOURTH OF RESTATED CERTIFICATE OF INCORPORATION

FOURTH:

      1. Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000,000 shares, of which 50,000,000 shares shall be shares of Common Stock, $.001 par value per share ("Common Stock"), and 50,000,000 shares shall be shares of Class A Common Stock, $.0001 par value per share ("Class A Common Stock").

      Except as otherwise set forth below in Section 2 of this Article FOURTH, the powers, rights, preferences, limitations and restrictions of the Common Stock and the Class A Common Stock shall be identical in all respects. Except as otherwise provided by law, the holders of outstanding shares of Common Stock and the holders of outstanding shares of Class A Common Stock, voting together as a single class, shall possess the voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock and each holder of record of shares of Class A Common Stock being entitled to one vote for each share of Common Stock or Class A Common Stock, respectively, standing in its name on the books of the Corporation.

      2. Restrictions on Class A Common Stock. In order to preserve the Tax Benefits to which the Corporation is entitled pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute (collectively, the "Code") and the Treasury Regulations thereunder, the Class A Common Stock shall be subject to the following restrictions:

            A. Definitions.

            As used in this Article FOURTH, the following capitalized terms have the following meanings when used herein with initial capital letters and not otherwise defined herein (and any references to any portions of Treasury Regulations Section 1.382-2T and Section 1.382-4(d) shall include any amendments Thereto and any successor provisions):

                  (1) "40% Ownership Change" means an ownership change of the Corporation, as defined in Section 382, determined by substituting "40 percentage points" for "50 percentage points" in Section 382(g)(1) and Treasury Regulations Section 1.382-2T(a)(1).

                  (2) "42% Ownership Change" means an ownership change of the Corporation, as defined in Section 382, determined by substituting "42 percentage points" for "50 percentage points" in Section 382(g)(1) and Treasury Regulations Section 1.382-2T(a)(1).

                  (3) "Agent" means any agent designated by the Board of Directors of the Corporation pursuant to Section 2.C(2) of this Article FOURTH.

                  (4) "Corporation Securities" means (i) shares of Common Stock,
      (ii) shares of Class A Common Stock and (iii) any other interest that is treated as "stock" of the Corporation pursuant to Treasury Regulations
      Section 1.382-2T(f)(18).

                  (5) "Excess Securities" mean any Class A Common Stock which is the subject of a Prohibited Transfer.

                  (6) "Fair Market Value" shall mean, with respect to Class A Common Stock on any specified date, the value thereof (i) calculated on the basis of the closing market price for the Class A Common Stock on the date prior to making such calculation, or (ii) if the Class A Common Stock is not listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, calculated based upon the average of the highest bid and lowest asked prices, as such prices are reported by the National Association of Securities Dealers, Inc. on the date prior to making such calculation or, if none, on the last preceding day prior to making such calculation for which such quotations exist, or (iii) if the Class A Common Stock is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, as determined in good faith by the Board of Directors based upon the advice of an independent investment banking firm or independent financial advisor.

                  (7) "Five-Percent Shareholder" means a Person or group of Persons that is a "5-percent shareholder" of the Corporation pursuant to Treasury Regulations Section 1.382-2T(g).

                  (8) "Mandatory Conversion Date" means the date on which the transfer agent for the Class A Common Stock receives a written determination by the Board of Directors of the Corporation that the Restriction Release Date has occurred.

                  (9) "Percentage Stock Ownership" means a percentage stock ownership interest as determined in accordance with Treasury Regulations
      Section 1.382-2T(g), (h), (j) and (k).

                  (10) "Permitted Transfer" means a Transfer of Class A Common Stock (i) after the Restriction Release Date or (ii) pursuant to any (I) merger, consolidation or similar transaction approved in advance by the Board of Directors of the Corporation or (II) tender or exchange offer made pursuant to the applicable rules and regulations of the Securities Exchange Act of 1934, as amended, for any and all outstanding Class A Common Stock in which a majority of the outstanding Class A Common Stock has been validly tendered and not withdrawn and in which offer the offeror or an affiliate thereof has committed to consummate a merger with the Corporation in which all of the Class A Common Stock not so acquired in such offer is (subject to any applicable appraisal rights) converted into the same type and amount of consideration paid for Class A Common Stock accepted in such tender or exchange offer.

                  (11) "Person" means any individual, trust, estate, partnership, association, company, firm, corporation or other legal entity, and includes any successor (by merger or otherwise) of such entity.

                  (12) "Prohibited Distribution" means any dividends or other distributions received by a Purported Transferee in respect of Excess Securities.

                  (13) "Prohibited Transfer" means any purported Transfer of Class A Common Stock to the extent that such Transfer is prohibited and/or void under Section 2.B of this Article FOURTH.

                  (14) "Publicly Announced Issuance" means the issuance of Corporation Securities (or options to purchase Corporation Securities) by the Corporation in a transaction that has been approved by the Board of Directors of the Corporation and that has been publicly announced in a press release or any filing made with the Securities and Exchange Commission.

                  (15) "Purported Transferee" means any purported transferee of a Prohibited Transfer.

                  (16) "Restriction Date" means the date on which (i) the transfer agent for the Class A Common Stock receives a written determination by the Board of Directors of the Corporation that there has occurred, or that there will occur as a result of a Publicly Announced Issuance, a 40% Ownership Change, (ii) the Board of Directors of the Corporation makes a public announcement of such determination and (iii) the Corporation files a Current Report on Form 8-K (or any successor form) with the Securities and Exchange Commission including such public announcement. In making such determination, the Corporation shall first obtain an opinion from independent counsel that it is reasonably likely that there has occurred, or that there will occur as a result of a Publicly Announced Issuance, a 40% Ownership Change. In making such determination, the Corporation's independent counsel may rely on (i) any Transfer Notice provided pursuant to this Article FOURTH, (ii) the existence and absence of filings of Schedules 13D and 13G (or any similar filings with the Securities and Exchange Commission disclosing ownership of Corporation Securities), (iii) any stock transfer records provided by the Corporation's transfer agent, Depository Trust Company or any similar depository or nominee, and (iv) any other certificates delivered by the Corporation, its transfer agent or its shareholders that independent counsel may reasonably require as a condition to providing its opinion.

                  (17) "Restriction Release Date" means the earlier of (i) the repeal, amendment or modification of Section 382 in such a way as to render the restrictions imposed by Section 382 no longer applicable to the Corporation or (ii) the date on which the limitation amount imposed by
      Section 382 in the event of an ownership change of the Corporation, as defined in Section 382, would not be less than the net operating loss carryforward and net unrealized built-in loss of the Corporation and any direct or indirect subsidiary thereof.

                  (18) "Section 382" means Section 382 of the Code and any comparable successor provision.

                  (19) "Tax Benefits" means the net operating losses, net operating loss carryovers, capital losses, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as, without duplication, any loss or deduction attributable to a "net unrealized built-in loss" within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.

                  (20) "Transfer" means, any sale, transfer, assignment, conveyance, or other disposition, including without limitation by merger, operation of law, bequest or pursuant to any domestic relations order, other than a sale, transfer, assignment, conveyance, or other disposition by or to the Corporation.

                  (21) "Transfer Notice" means the notice required by Section 2.B(6) of this Article FOURTH.

            B. 5% Ownership Limit.

                  (1) Except as provided in Section 2.B(2) of this Article FOURTH, any Transfer of Class A Common Stock on or after the Restriction Date but before the Restriction Release Date shall be prohibited and void ab initio (A) if the transferor is a Five-Percent Shareholder or (B) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons would become a Five-Percent Shareholder or (ii) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder would be increased.

                  (2) A Transfer of Class A Common Stock described in Section 2.B(1) of this Article FOURTH shall not be prohibited and void ab initio if (A) such Transfer is a Permitted Transfer or (B) prior to such Transfer the transferor or the purported transferee has provided the Transfer Notice as required by Section 2.B(6) of this Article FOURTH and the Board of Directors of the Corporation determines in good faith upon the request of the transferor or purported transferee that (i) such Transfer would not result in a 42% Ownership Change or (ii) for purposes of Section 382, (x) the number of percentage points by which, immediately after such Transfer, the percentage of Corporation Securities owned by one or more Five Percent Shareholders exceeds the lowest percentage of Corporation Securities owned by such shareholders at any time during the three years prior to such Transfer (but after May 29, 2002) would not exceed (y) the number of percentage points by which, immediately prior to such Transfer, the percentage of Corporation Securities owned by one or more Five Percent Shareholders exceeded the lowest percentage of Corporation Securities owned by such shareholders at any time during the three years prior to such Transfer (but after May 29, 2002).

                  (3) As a condition to making its determination under clause
      (i) or (ii) of Section 2.B(2)(B) of this Article FOURTH, the Board of Directors of the Corporation may, in its discretion, require (at the expense of the transferor and/or purported transferee) an opinion of reputable counsel that such Transfer satisfies the conditions set forth in either clause (i) or (ii) of Section 2.B(2)(B) of this Article FOURTH; provided, however, that if the Board of Directors of the Corporation requires such opinion such counsel may rely on (i) any Transfer Notice provided pursuant to this Article FOURTH, (ii) the existence and absence of filings of Schedules 13D and 13G (or any similar filings with the Securities and Exchange Commission disclosing ownership of Corporation Securities), (iii) any stock transfer records provided by the Corporation's transfer agent, Depository Trust Company or any similar depository or nominee, and (iv) any other certificates delivered by the Corporation, its transfer agent or its shareholders that such counsel may reasonably require as a condition to providing its opinion and the Corporation will use reasonable efforts to make or cause to make such items available to such counsel. The transferor and purported transferee shall deliver to the Corporation such certificates as the Board of Directors of the Corporation may reasonably require as a condition to making such determination.

                  (4) The issuance or Transfer, on or after the Restriction Date but before the Restriction Release Date, of an option within the meaning of Treasury Regulations Section 1.382-4(d)(9) (Other than the issuance of an option by or to the Corporation) to purchase Class A Common Stock shall be prohibited and void ab initio if the exercise of such option on the date of such issuance or Transfer would result in a Prohibited Transfer, unless prior to such issuance or Transfer (A) the transferor or the purported transferee has provided the Transfer Notice as required by
      Section 2.B(6) of this Article FOURTH and (B) the Board of Directors of the Corporation determines in good faith upon the request of the transferor or purported transferee that the Transfer of Class A Common Stock upon the exercise of such option would satisfy the conditions set forth in either clause (i) or (ii) of Section 2.B(2)(B) of this Article FOURTH.

                  (5) Notwithstanding any provision of this Article FOURTH to the contrary, any Transfer of Class A Common Stock (other than a Permitted Transfer) shall be prohibited and void ab initio to the extent such Transfer would result in a 42% Ownership Change, and any issuance or Transfer, before the Restriction Release Date, of an option within the meaning of Treasury Regulations Section 1.382-4(d)(9) (other than the issuance of an option by or to the Corporation) to purchase Class A Common Stock shall be prohibited and void ab initio to the extent the exercise of such option on the date of such issuance or Transfer would result in a 42% Ownership Change.

                  (6) Written notice of any Transfer of Class A Common Stock (other than a Permitted Transfer) shall be provided by the transferor or purported transferee to the Secretary of the Corporation if (i) the transferor is a Five-Percent Shareholder or (ii) as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (I) any Person or group of Persons would become a Five-Percent Shareholder or (II) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder would be increased. Written notice of the issuance or Transfer, before the Restriction Release Date, of an option within the meaning of Treasury Regulations Section 1.382-4(d)(9) to purchase Class A Common Stock also shall be provided by the transferor or purported transferee to the Secretary of the Corporation if the exercise of such option on the date of such issuance or Transfer would result in a Transfer of Class A Common Stock for which notice is required pursuant to the preceding sentence. In the case of an issuance or Transfer prior to the Restriction Date, such notice shall be provided no later than the second business day following the date of such issuance or Transfer, and in the case of an issuance or Transfer on or after the Restriction Date, such notice shall be provided at least three business days prior to such issuance or Transfer. Such notice shall set forth the number of shares of Class A Common Stock acquired or to be acquired, the identity of the transferor and purported transferee and the date of the issuance or Transfer. Such notice shall be sent by first class or registered mail (postage prepaid), by overnight courier, or by facsimile transmission or electronic mail meeting the definition of "electronic transmission" in Section 232 of the General Corporation Law of the State of Delaware, to any address specifically set forth in the "Investor Relations" section of the Corporation's website as the address to send Transfer Notices or, if no such address is so set forth, to the Corporation's principal executive office. Any such notice meeting the requirements of Section 2.B(6) of this Article FOURTH shall be recognized in the order in which it is received by the Secretary of the Corporation. In the case of a Transfer of Class A Common Stock on or after the Restriction Date or the issuance or Transfer of an option on or after the Restriction Date, within three business days of receiving such notification, the Board of Directors of the Corporation
      (i) shall make a determination whether the Transfer of Class A Common Stock satisfies, or the Transfer of Class A Common Stock upon the exercise of the option would satisfy, the conditions set forth in either clause (i) or (ii) of Section 2.B(2)(B) of this Article FOURTH and (ii) shall provide written notice to the transferor and the purported transferee of such determination. Such notice shall be sent to the transferor and purported transferee by first class or registered mail, postage prepaid, by overnight courier, or given by electronic communication in compliance with the provisions of the General Corporation Law of the State of Delaware. If the Board of Directors of the Corporation does not provide such written notice to the transferor and the purported transferee, an action may be brought in the Court of Chancery in the State of Delaware to determine whether the Transfer satisfies, or the Transfer upon exercise of the option would satisfy, the conditions set forth in either clause (i) or
      (ii) of Section 2.B(2)(B) of this Article FOURTH. Any notices required by
      Section 2.B(6) of this Article FOURTH shall be deemed received three days after being sent by first class or registered mail (postage prepaid), the next business day after being sent by overnight courier, or upon transmission if sent by facsimile transmission, electronic mail or electronic communication.

                  (7) The Board of Directors of the Corporation may exercise the authority granted by Section 2.B of this Article FOURTH through duly authorized committees of the Board of Directors of the Corporation.

            C. Treatment of Excess Securities.

                  (1) No employee or agent of the Corporation shall record any Prohibited Transfer, and the Purported Transferee shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Excess Securities. The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Class A Common Stock shall cease to be Excess Securities.

                  (2) If the Board of Directors of the Corporation determines that a purported Transfer of Class A Common Stock constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of purported ownership of the Excess Securities within the Purported Transferee's possession or control, together with any Prohibited Distributions, to an Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, such Excess Securities in one or more arms'-length transactions (over any stock exchange on which the Class A Common Stock is listed or admitted to trading or in the over-the-counter market or any other recognized public market on which the Class A Common Stock may be traded, if possible, or otherwise privately (but, if sold privately, sold at a purchase price equal to the Fair Market Value of the Excess Securities)). If the Purported Transferee has resold the Excess Securities before receiving the Corporation's demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 2.C(3) of this Article FOURTH, if the Agent rather than the Purported Transferee had resold the Excess Securities.

                  (3) The Agent shall apply any proceeds of a sale by it of Excess Securities, together with any Prohibited Distributions, and, if the Purported Transferee had previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows: (x) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; and (y) second, all other remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or, in the case of a gift, inheritance or similar Transfer, the Fair Market Value thereof at the time of the Prohibited Transfer to the Purported Transferee); and (z) third, any remaining amounts shall be paid to one or more organizations qualifying under
      Section 501(c)(3) of the Code selected by the Board of Directors of the Corporation. The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (y) of the immediately preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to Section 2.C of this Article FOURTH inure to the benefit of the Corporation.

                  (4) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a demand pursuant to
      Section 2.C(2) of this Article FOURTH, then the Corporation shall have the right to bring an action solely and exclusively in the Court of Chancery in the State of Delaware to compel such surrender, except if said Court of Chancery does not have jurisdiction over the Purported Transferee the Corporation may bring such action in any court that has jurisdiction over the Purported Transferee and the claim hereunder.

                  (5) The Corporation shall make the demand described in Section 2.C(2) of this Article FOURTH within forty-five days of the date on which the Board of Directors of the Corporation determines that the Transfer would result in Excess Securities.

            D. Board Authority.

                  (1) The Board of Directors of the Corporation shall have the power to determine whether any issuance or Transfer of Class A Common Stock or an option to purchase Class A Common Stock complies with the requirements set forth in Section 2 of this Article FOURTH, including, without limitation, (A) the identification of Five-Percent Shareholders,
      (B) whether a Transfer of Class A Common Stock or the exercise of an option to purchase Class A Common Stock is or would result in a Prohibited Transfer, (C) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder, (D) whether an instrument constitutes a Corporation Security, (E) whether an instrument constitutes Class A Common Stock or an option within the meaning of Treasury Regulations Section 1.382-4(D)(9) to purchase Class A Common Stock, (F) whether the Restriction Date or the Restriction Release Date has occurred, (G) whether a Transfer would occur pursuant to a Permitted Transfer, (H) whether a Transfer of Class A Common Stock or the Transfer of Class A Common Stock upon the exercise of an option satisfies or would satisfy the conditions set forth in either clause (i) or (ii) of Section 2.B(2)(B) of this Article FOURTH, (I) the amount or Fair Market Value due to a Purported Transferee pursuant to clause (y) of Section 2.C(3) of this Article FOURTH, and (J) any other matters which the Board of Directors of the Corporation determines to be relevant; provided, however, that any dispute, claim, or controversy arising out of or relating to any such determination made by the Board of Directors of the Corporation pursuant to this Section 2.D(1) shall be resolved solely and exclusively in an action brought in the Court of Chancery in the State of Delaware, except if said Court of Chancery does not have jurisdiction over the other party to such dispute, claim or controversy the Corporation may bring such action in any court that has jurisdiction over such other party and the claim hereunder.

                  (2) Upon a determination by the Board of Directors of the Corporation that there has been or is threatened a Prohibited Transfer to a Purported Transferee or that there has been or is threatened an issuance or Transfer of an option that is prohibited and/or void under Section 2.B(4) of this Article FOURTH, the Board of Directors of the Corporation may take such action in addition to any action required or permitted by Sections 2.B and 2.C of this Article FOURTH as it deems advisable to give effect to the provisions of this Section 2 of Article FOURTH, including without limitation, refusing to give effect on the books of the Corporation to such Prohibited Transfer or instituting proceedings to enjoin such Prohibited Transfer.

            E. Mandatory Conversion.

                  (1) Upon the Mandatory Conversion Date, each outstanding share of Class A Common Stock shall automatically be converted into one share of Common Stock (subject to appropriate adjustment in the event of any dividend, stock split, combination or similar recapitalization affecting the Class A Common Stock in a manner differently than it affects the Common Stock).

                  (2) All holders of record of shares of Class A Common Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Class A Common Stock pursuant to Section 2.E of this Article FOURTH. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the General Corporation Law of the State of Delaware, to each record holder of Class A Common Stock. Upon receipt of such notice, each holder of shares of Class A Common Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to Section 2.E of this Article FOURTH. On the Mandatory Conversion Date, subject to Section 2.E(4) of this Article FOURTH, all outstanding shares of Class A Common Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Class A Common Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of whole shares of Common Stock into which such Class A Common Stock has been converted, and payment of any declared but unpaid dividends thereon and payment of cash in lieu of any fractional shares of Common Stock. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Class A Common Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of whole shares of Common Stock issuable on such conversion in accordance with the provisions hereof.

                  (3) All certificates evidencing shares of Class A Common Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Class A Common Stock represented thereby converted into Common Stock (and the right to receive a payment of cash in lieu of any fractional shares of Common Stock) for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Class A Common Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class A Common Stock accordingly.

                  (4) Notwithstanding any other provision in Section 2.E of this Article FOURTH, each holder of shares of Class A Common Stock converted into shares of Common Stock who would otherwise have been entitled to receive a fraction of a share of Common Stock (after taking into account all shares of Class A Common Stock owned by such holder and the aggregate number of shares of Common Stock into which such shares have been converted) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Common Stock multiplied by the Fair Market Value of the Class A Common Stock on the Mandatory Conversion Date.

            F. Miscellaneous.

                  (1) Any provision in this Section 2 of Article FOURTH which is prohibited or unenforceable under Delaware law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Section 2 of Article FOURTH and of the Corporation's Restated Certificate of Incorporation.

                  (2) The Corporation shall use its commercially reasonable efforts to legend all share certificates representing outstanding shares of Class A Common Stock in order to note conspicuously the restrictions on transfers set forth in this Section 2 of Article FOURTH.

                  (3) The Corporation may require as a condition to the registration of the transfer of any Class A Common Stock that the purported transferee furnish to the Corporation all information reasonably requested by the Corporation with respect to all of the purported transferee's direct or indirect ownership interests in, or options to acquire, Corporation Securities.